May 1, 2006

VIA FEDEX and Facsimile

DND Technologies, Inc.
375 E. Elliott Road - Suite 6
Chandler, AZ 85225
Attention: Dennis Key

Dear Mr. Key:

On July 23, 2005, DND Technologies, Inc. a Nevada corporation (“DND”) and Cornell Capital Partners, LP (“Cornell”) entered into a twelve percent (12%) Promissory Note in the principal amount of Three Hundred Thousand Dollars ($300,000) (the “Note”). Such principal and interest under the Note was due and payable in full on or before January 27, 2006. DND is in default of its payment obligations under the Note. On January 17, 2006 Cornell advised DND in writing of its default of its payment obligations under the Note. The outstanding principal amount due under the Note is Three Hundred Thousand Dollars ($300,000) as well as twenty-seven thousand eight hundred thirteen dollars and seventy cents ($27,813.70) outstanding and accrued interest as of the date hereof.

Now, therefore, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Cornell and DND hereby agree as follows:

1. DND shall make the following payments to Cornell under the Notes, which the twelve (12) monthly payments outlined below shall be applied to the outstanding principal amount of the Note and the final balloon payment outlined below shall be applied to the remaining outstanding principal amount plus all outstanding accrued interest as of the date of the final balloon payment:

(a) Monthly Payments. For twelve (12) consecutive months commencing on May 1, 2006 and on or before the fifth (5th) day of each month thereafter DND shall pay Cornell the sum of Twelve Thousand Five Hundred Dollars ($12,500). Such Monthly Payments shall be applied to the outstanding principal amount of the Note (individually referred to as a “Monthly Payment” and collectively referred to as the “Monthly Payments”).

In the event that DND fails to make a Monthly Payment within the time prescribed herein Cornell shall provide DND five (5) business days written notice to cure such failure to remit payment (“Monthly Payment Notice”). Notwithstanding the foregoing a failure to remit a single Monthly Payment within the time prescribed and after receipt of a Monthly Payment Notice shall be deemed an event of default under this Agreement.

(b) Final Balloon Payment. On May 1, 2007 DND shall pay to Cornell the sum of two hundred four thousand one hundred six dollars and eighty-five cents ($204,106.85) which shall consist of the remaining outstanding principal amount of the Note plus all outstanding and accrued interest as of the date of such Final Balloon Payment.

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In the event that DND fails to make the Final Balloon Payment within the time prescribed herein Cornell shall provide DND five (5) business days written notice to cure such failure to remit payment (“Final Balloon Payment Notice”). Notwithstanding the foregoing a failure to remit the Final Balloon Payment within the time prescribed and after receipt of a Final Balloon Payment Notice shall be deemed an event of default under this Agreement.

The date of May 1, 2006 through May 1, 2007 shall be referred to as the payback period (the “Payback Period”).

(c) Interest Rate. Notwithstanding DND’s default under the Note and contrary to Section 6 therein the interest rate on the Note during the Payback Period shall be twelve percent (12%).

2. Events of Default.For the purposed hereof an “Event of Default” shall mean (a) any failure by DND to make a single Monthly Payment with in the time prescribed herein and provided that such failure to make such Monthly Payment remains uncured five (5) days after the date that Cornell delivers Monthly Payment Notice, (b) failure by DND to make the Final Balloon Payment with in the time prescribed herein and provided that such failure to make the Final Balloon Payment remains uncured five (5) days after the date that Cornell delivers a Final Balloon Payment Notice or (c) a material breach of the terms of this Agreement. Upon an Event of Default Cornell shall have the right to avail itself of any and all legal remedies available at law or in equity under any and all agreements by and between DND and Cornell, including but not limited to this Agreement and the Note.

3. Upon the full payment of the Note as contemplated herein Cornell shall be deemed to have released DND from all claims and obligations under all agreements by and between DND and Cornell, including but not limited to the Note.

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Please indicate your agreement to the foregoing by signing below where indicated.

Sincerely,

Cornell Capital Partners, LP

By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark Angelo
Name: Mark Angelo
Its: President and Portfolio Manager

Acknowledged and Agreed on May 1, 2006:

DND Technologies, Inc.

By: /s/ Dennis Key
Name: Dennis Key
Title: Chief Executive Officer

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